WINGSTOP INC.
2024 OMNIBUS INCENTIVE PLAN

PERFORMANCE–BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

This Performance-Based Restricted Stock Unit Award Agreement (this “Award Agreement”) evidences the grant by Wingstop Inc. (the “Company”), in accordance with the Wingstop Inc. 2024 Omnibus Incentive Plan (the “Plan”), of the target number of performance-based restricted stock units (“PSUs”) set forth below (the “Target PSUs”), with a maximum number of PSUs set forth below (the “Maximum PSUs”), subject to the restrictions set forth in this Award Agreement and the Plan (the “Award”), to the grantee named below (the “Grantee”), effective as of the date set forth below (the “Grant Date”).

Participant Name (the “Grantee”):	[_________]
Date of Grant (the “Grant Date”):	[_________]
Target PSUs granted:	[_________]
Maximum PSUs:	[_________]

TERMS AND CONDITIONS

Section 1.Plan. The Award is subject to all of the terms and conditions set forth in the Plan and this Award Agreement (including Appendix A attached hereto and incorporated herein), and all capitalized terms not otherwise defined in this Award Agreement have the respective meaning of such terms as defined in the Plan. If a determination is made that any term or condition set forth in this Award Agreement is inconsistent with the Plan, the Plan will control. The Grantee acknowledges that a copy of the Plan has been made available for the Grantee’s review by the Company and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof.

Section 2.Grant of PSUs. Each PSU represents the right to receive one share of Common Stock of the Company (a “Share”), subject to the terms and conditions set forth in this Award Agreement and the Plan. The number of PSUs actually payable under this Award Agreement depends on the extent to which the Company attains the performance conditions described in Exhibit A of this Award Agreement, and whether the Grantee satisfies the service vesting condition described in Exhibit A of this Award Agreement. The PSUs shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

Section 3.Performance Conditions and Service Vesting Conditions. The number of PSUs that are earned by the Grantee will be determined based on the achievement of the performance condition(s) and the satisfaction of the service vesting conditions, each as set forth on Exhibit A hereto, for the three (3) year performance period beginning on the first day of the Company’s fiscal [_____] year and ending on the last day of the Company’s fiscal [_____] year (the “Performance Period”).

Section 4.Dividend Equivalents. If, prior to the date PSUs are settled pursuant to Section 5, the Company declares a cash or stock dividend with respect to shares of Common Stock, then, on the payment date of the dividend, Dividend Equivalents shall be credited to the Grantee’s Account in an amount equal to the dividends that would have been paid to the Grantee if one Share had been issued on the Grant Date for each PSU granted to the Grantee as set forth in this Award Agreement. In connection with the Dividend Equivalents, any cash dividend credited to the Grantee’s Account shall be adjusted with interest at a rate and subject to such terms as determined by the Committee. To the extent a PSU to which such Dividend Equivalent relates becomes a Vested PSU (as defined in Exhibit A and as adjusted for performance), the Dividend Equivalents and interest, if any, credited to the Grantee’s Account shall be distributed in cash (or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and interest, if any) on the same date that such Vested PSUs are settled pursuant to Section 5, and subject to the same vesting, forfeiture, payment, termination and other terms, conditions and restrictions as the original PSUs to which they relate. Any Dividend Equivalents payable under the Plan and this Award Agreement shall be treated as separate payments from the underlying PSUs for purposes of Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time (“Section 409A”).

Section 5.Settlement.

(a)    Payment of the Grantee’s Vested PSUs, the number of which are determined pursuant to Exhibit A, shall be settled in Shares as soon as practicable following the applicable Vesting Date (as defined in Exhibit A) on which such PSUs become vested in accordance with Exhibit A (and in no event later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs) by delivering to the Grantee one Share for each Vested PSU. Upon receipt by the Grantee of a Share in settlement of a Vested PSU, such PSU shall be cancelled.

(b)    Notwithstanding Section 5(a), if the Grantee is deemed a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the Vested PSUs upon the Grantee’s “separation from service” within the meaning of Section 409A, then to the extent such Vested PSUs constitute deferred compensation within the meaning of Section 409A, such settlement will be delayed until the earlier of: (i) the date that is six (6) months following the Grantee’s separation from service and (ii) the Grantee’s death.

Section 6.Delivery. The Company will deliver a properly issued certificate for any Shares received in settlement of PSUs pursuant to Section 5 as soon as practicable after settlement (or otherwise register such Shares in the name of the Grantee), and such delivery (or registration in the name of the Grantee) shall discharge the Company of all of its duties and responsibilities with respect to the PSUs under this Award Agreement.

Section 7.Nontransferable. Subject to any exceptions set forth in this Award Agreement or the Plan, until such time as the PSUs are settled in accordance with Section 5, the PSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the PSUs or the rights relating thereto shall be wholly ineffective.

Section 8.Release. As a condition to the delivery of the Shares received in settlement of PSUs pursuant to Section 5, the Company, at its option, may require the Grantee to execute a general release on behalf of the Grantee and the Grantee’s heirs, executors, administrators and assigns, releasing all claims, actions and causes of action against the Company and each parent, subsidiary and former affiliate of the Company, and their respective current and former directors, officers, administrators, trustees, employees, agents, and other representatives. Such release must be in form and substance satisfactory to the Board.

Section 9.Stockholder Status. The Grantee shall have no rights as a stockholder with respect to the PSUs until the Grantee receives a distribution of Shares in settlement of Vested PSUs in accordance with Section 5, and such Shares have been duly issued and delivered to (or registered in the name of) the Grantee.

Section 10.Securities Registration. As a condition to the delivery of the certificate for any Shares acquired pursuant to the settlement of the PSUs pursuant to Section 5 (or the registration of such Shares in the name of the Grantee), the Grantee shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect.

Section 11.Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of U.S. federal and state and non-U.S. securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of U.S. state and federal and non-U.S. laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the U.S. Securities and Exchange Commission, any state securities commission, any non-U.S. securities regulator or any stock exchange to effect such compliance.

Section 12.Other Agreements. As a condition to the delivery of the Shares received in settlement of PSUs pursuant to Section 5 and subject to applicable law, the Grantee shall enter into such additional confidentiality, covenant not to compete, non-disparagement and non-solicitation, employee retention, and other agreements as the Company deems appropriate, all in a form acceptable to the Board. The Grantee acknowledges that the receipt of the Award and participation in the Plan is voluntary on the Grantee's part and has not been induced by a promise of employment or continued employment.

Section 13.Withholding. The Grantee shall be required to pay to the Company (or a Subsidiary or Affiliate), and the Company (or a Subsidiary or Affiliate) shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes (including any social security or similar contribution) in respect of the PSUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any U.S. federal, state or local and any non-U.S. tax withholding obligation by any of the following means, or by a combination of such means:

        (a)    tendering a cash payment;

(b)    authorizing the Company to withhold shares of Common Stock from the Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the PSUs;
(c)    delivering to the Company previously owned and unencumbered shares of Common Stock; or

(d)    any combination of (a), (b), or (c) or any other means determined by the Committee and permitted under applicable law.

In the event that any PSUs vest during a closed trading window under the Company’s Insider Trading Compliance Policy, the Company shall satisfy any federal, state, or local tax withholding obligation in connection therewith by the method specified in Section 13(b).

Further, if the method specified in Section 13(b) is used to satisfy any withholding obligation, for tax purposes, the Grantee will be deemed to have been issued the full number of Shares subject to the Vested PSUs, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of satisfying the withholding obligation resulting from the Grantee's participation in the Plan.

Notwithstanding any action the Company (or a Subsidiary or Affiliate) takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related items related to the Grantee's participation in the Plan (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (x) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the PSUs or the subsequent sale of any Shares, and (y) does not commit to structure the PSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.

Section 14. No Challenge. Notwithstanding any provision of this Award Agreement to the contrary, the Grantee covenants and agrees that the Grantee will not (a) file any claim,

lawsuit, demand for arbitration, or other proceeding challenging the validity or enforceability of any provision of this Award Agreement, or (b) raise, as a defense, the validity or enforceability of any provision of this Award Agreement, in any claim, lawsuit, arbitration or other proceeding. Should the Grantee violate any aspect of this Section 14, the Grantee agrees (i) that, in the case of a breach of clause (a) of the preceding sentence, such claim, lawsuit, demand for arbitration, or other proceeding shall be summarily withdrawn and/or dismissed; (ii) that the Grantee will pay all costs and damages incurred by the Company in responding to or as a result of such claim, lawsuit, demand for arbitration, or other proceeding (including reasonable attorneys’ fees and expenses), or such defense, as the case may be; (iii) that the Grantee will immediately forfeit all unvested PSUs; and (iv) that the Grantee will immediately sell to the Company all Shares received upon settlement of Vested PSUs at a price equal to the aggregate purchase price, if any, paid by the Grantee for such Shares, or the current fair market value of such Shares (as determined in the sole discretion of the Company), whichever is less.

Section 15.Governing Law; Venue. The Plan and this Award Agreement (including Appendix A attached hereto and incorporated herein) shall be governed by the laws of the State of Delaware, excluding any conflict or choice of laws rule or principle that might otherwise refer construction or interpretation of the Plan and this Award Agreement to the substantive law of another jurisdiction. By accepting this Award Agreement and participating in the Plan, the Grantee is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Texas to resolve any and all issues that may arise out of or relate to the Plan and this Award Agreement.

Section 16.Binding Effect. This Award Agreement shall be binding upon the Company and the Grantee and their respective heirs, executors, administrators and successors.

Section 17.Clawback Policy. This Award Agreement and the PSUs granted hereunder shall be subject to the terms and conditions of the Company’s compensation recovery (or “clawback”) policy, as applicable and in effect from time to time, and such policy is hereby incorporated into this Award Agreement by reference.

Section 18.Section 409A. This Award Agreement and this award of PSUs is intended to comply with or be exempt from Section 409A (e.g., under the short-term deferral exception to Section 409A) and shall be interpreted by the Committee to effect such intent. This Section 18 does not create any obligation on the part of the Company to modify the terms of this Award Agreement or the Plan and does not guarantee that the PSUs or the delivery of Shares upon settlement of the PSUs will not be subject to taxes, interest and penalties or any other adverse tax consequences under Section 409A. The Company will have no liability to the Grantee or any other party if the PSUs, the delivery of Shares upon settlement of the PSUs or any other payment hereunder that is intended to be exempt from, or compliant with, Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto. Notwithstanding any other provision of this Award Agreement, to the extent required to comply with Section 409A, no settlement of PSUs shall be made as a result of the Grantee’s Termination unless such Termination constitutes a “separation from service” within the meaning of Section 409A and that the payments otherwise to be made upon a Termination and the benefits otherwise to be provided upon a Termination shall only be made or provided at the time of the related “separation from service”.

Section 19.Headings and Sections. The headings contained in this Award Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Award Agreement. Any references to sections in this Award Agreement shall be to sections of this Award Agreement, unless otherwise expressly stated as part of such reference.

Section 20.No Effects on Benefits; No Damages. Payments and other compensation received by the Grantee under this Award Agreement are not part of the Grantee’s normal or expected compensation for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements, or otherwise. The Grantee shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of Termination of the Grantee for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from the Grantee ceasing to have rights under the Plan as a result of such Termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

Section 21.No Rights or Claims Created by Plan. Without limiting the generality of Section 21.8 of the Plan, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(a)Give the Grantee the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;
(b)Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify the Grantee’s employment or service at any time with or without Cause;
(c)Confer on the Grantee any right of continued relationship with the Company, an Affiliate and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with the Grantee;
(d)Constitute a contract of employment or service between the Company or any Affiliate or Subsidiary and the Grantee, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate or Subsidiary;
(e)Give the Grantee the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay the Grantee bonuses, and, if so paid, the amount thereof and the manner of such payment; or
(f)Give the Grantee any right whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.
Section 22.Country-Specific Provisions. This award of PSUs will be subject to any terms and conditions for the Grantee's country set forth in Appendix A. Appendix A constitutes part of this Award Agreement.

Section 23.Severability. In the event any provision of this Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Award Agreement, and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

By the Grantee’s acceptance of this Award Agreement, either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company, the Grantee agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement.